Exhibit 99.1

For further information, please contact ACE*COMM Investor Relations at (301) 721-3123 or investor@acecomm.com.

     ACE*COMM CORPORATION REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL YEAR 2004

     Business Summary:

•	Revenue shortfall consistent with recent expectations

•	Received multi-million dollar order from Giza Systems for Telecom Egypt’s country-wide data collection mediation project

•	Closed four new customer deals for NetPlus® EOSS

•	Increased order backlog by 118 % over the previous quarter

•	Signed merger agreement with i3 Mobile and set closing date

Gaithersburg, MD — November 05, 2003 - ACE*COMM Corporation (NASDAQ:ACEC), a global provider of advanced operations support systems (OSS) technologies for communications networks, today reported financial results for the first quarter of its fiscal year ending June 30, 2004. The Company reported revenues of $2.5 million for the quarter, which compares to $4.1 million for the comparable quarter of fiscal year 2003. Net loss for the quarter was $980,000, or a net loss of $0.10 per share, compared to net income of $91,000, or a net income of $0.01 per share, in the first quarter of fiscal year 2003.

“While our short-term revenues were adversely affected by the general weakness in the global telecommunications space, there were also factors related to the timing of orders. We recently announced a number of significant new bookings that came late in the quarter, which we expect will have a positive impact on our results in the second half of our fiscal year 2004, as well as contribute to an overall increase in fiscal 2004 revenues as compared to fiscal 2003,” said George T. Jimenez, CEO and Chairman of ACE*COMM. “In addition to the order that expands our business in Egypt, we signed four new customers in the enterprise space since July of 2003 for our NetPlus® enterprise operations support system (EOSS). These include one customer each from the local, state, and federal government sectors, as well as one new customer from the financial services market sector. These new orders have helped to more than double our backlog, and we are optimistic that they signal what we anticipate is a long-awaited up tick in the industry

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adoption of NetPlus®-type communications network service management and cost containment solutions.”

Continued Mr. Jimenez: “Further, we signed a merger agreement with i3 Mobile in September and expect to close the transaction in early December if both companies’ shareholders approve the deal. This merger will immediately increase available cash and provide the financial strength to stimulate growth by:

a) Expanding on our core business;

b) Investing in new technologies and services; by acquiring or otherwise incorporating third party complementary technologies, products, and geographic presence, to bolster our current product lines, revenues and market penetration; and

c) Increasing market awareness for our solutions through a variety of global marketing initiatives.

With these new resources, we will be better able to focus on long-term growth covering all segments of our business. We will consequently also be better positioned to compete effectively and successfully for the business in our sales pipeline.”

The Company has scheduled a special shareholder’s meeting to approve the issuance of shares to i3 for Friday, December 5th, 11:00 AM, Eastern Standard Time, in the Hilton Hotel, Gaithersburg, MD. If approved by ACE*COMM and i3 shareholders, the merger would close shortly after the meetings. ACE*COMM will issue approximately 0.1876 shares of its common stock for each share of outstanding i3 common stock, or a total of approximately 3,772,836 shares of ACE*COMM common stock, to acquire i3.

“While our expansion activities are proceeding, we intend not to lose perspective regarding the economic environment in which we operate; nor will we lose focus on our need to control costs consistent with maintaining our ability to produce strong customer service and retention rates,” said Steve R. Delmar, CFO for ACE*COMM. “We believe our prudent belt tightening through this market downturn will position us to grow when the market recovers.”

The Company has scheduled its Annual Shareholder’s Meeting for Friday, December 5th, 10:00 AM, Eastern Standard Time, in the Hilton Hotel, Gaithersburg, MD, just prior to the special meeting relating to the issuance of shares in the i3 Mobile merger.

ACE*COMM will host an earnings teleconference call this evening, Wednesday, November 05, 2003 at 5:30 pm, Eastern Standard Time, to discuss the first quarter results. To participate, please call (888) 614-6579. When prompted, enter the ACE*COMM reservation number 308922. Internet users can hear a simultaneous live Webcast of the teleconference at http://acecomm.com or http://www.companyboardroom.com. A taped replay of the call will be made available from the ACE*COMM Corporate Web Site after 8:30 pm, on November 05, 2003.

About ACE*COMM
ACE*COMM is a global provider of advanced Convergent Mediation™ products and Enterprise Telemanagement software applications. ACE*COMM’s solutions are employed in wired and wireless networks that deliver voice, data, mixed media and Internet communications. Their proven technology provides the ability to capture, secure, validate, and enhance data from

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multiple networks. These operations are performed interactively with a data warehouse, and processed information is distributed in near real-time, to all types of carrier OSS (Operations Support Systems) and BSS (Business Support Systems). Solutions are matched to each customer’s business environment. They provide the analytical tools required to extract knowledge from operating networks — knowledge our customers use to generate more revenue, reduce costs, accelerate time-to-market for new services, and deliver more effective customer support.

For more than 20 years, ACE*COMM technology has been effectively deployed in over 4000 installations in more than 65 countries world-wide — including over 100 installations in China — enabling the success of customers and partners such as AT&T, Cisco, Marconi, Motorola, Alcatel, General Dynamics, TRW, Unisys and Siemens. ACE*COMM is a registered ISO 9001 quality standard company. For more information, visit www.acecomm.com.

ACE*COMM, NetPlus, the ACE*COMM logo and N*VISION are registered trademarks, and Convergent Mediation is a trademark of ACE*COMM Corporation.

Except for historical information, the matters discussed in this news release include forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected, including, but not limited to: the failure of anticipated orders to materialize, delays or cancellations of orders due to various factors, including business and economic conditions in the U.S. and foreign countries; industry-wide slowdowns, any limitations on customers’ financial resources or delays in payment, the continued convergence of voice and data networks, the continuing success of the Company’s strategic alliances for product development and marketing, customer purchasing and budgetary patterns or lack thereof; pricing pressures and the impact of competitive products; the timely development and acceptance of new products; the Company’s ability to adequately support growth of its operations, and other risks detailed from time-to-time in the Company’s Report on Form 10-K for the year ended June 30, 2002 and other reports filed with the Securities Exchange Commission. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statements are based.

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ACE*COMM CORPORATION
BALANCE SHEETS
(in thousands except share and per share amounts)

	September 30, 2003	June 30, 2003

	(unaudited)
Assets

Current assets:

Cash and cash equivalents	$504	$1,570

Accounts receivable, net	4,444	4,825

Inventories, net	737	700

Prepaid expenses and other	319	265

Total current assets	6,004	7,360

Property and equipment, net	704	875

Other assets	9	9

Total assets	$6,717	$8,244

Liabilities and Stockholders’ Equity

Current liabilities:

Borrowings	$321	$433

Accounts payable	550	636

Accrued expenses	247	341

Accrued compensation	514	706

Deferred revenue	1,232	1,303

Total current liabilities	2,864	3,419

Total liabilities	2,864	3,419

Stockholders’ equity:

Preferred stock, $.01 par value, 5,000,000 shares authorized, none issued and outstanding	—	—

Common stock, $.01 par value, 45,000,000 shares authorized, 9,818,356 and 9,807,440 shares issued and outstanding	98	98

Additional paid-in capital	21,941	21,933

Accumulated deficit	(18,186)	(17,206)

Total stockholders’ equity	3,853	4,825

Total liabilities and stockholders’ equity	$6,717	$8,244

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ACE*COMM CORPORATION
STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the three months ended
	September 30,
	2003	2002

Revenue	$2,464	$4,091

Cost of revenue	1,539	1,773

Gross profit	925	2,318

Selling, general and administrative expense	1,768	2,182

Research and development expense	129	38

Income (loss) from operations	(972)	98

Interest expense (income)	8	7

Income (loss) before income taxes	(980)	91

Income tax provision	—	—

Net income (loss)	$(980)	$91

Basic net income (loss) per share	$(0.10)	$0.01

Diluted net income (loss) per share	$(0.10)	$0.01

Shares used in computing net income (loss) per share:

Basic	9,818	9,323

Diluted	9,818	9,323

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